UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 4, 2008
Date of Report (Date of earliest event reported)

LAWSON PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1666 East Touhy Avenue, Des Plaines, Illinois	60018
(Address of principal executive offices)	(Zip Code)

(847) 827-9666
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02     Termination of a Material Definitive Agreement.

(a) On January 12, 2008, Mr. Roger F. Cannon, the Executive Vice President, Chief Officer, Field Sales Strategy & Development of Lawson Products, Inc. (the "Company"), retired. In connection with Mr. Cannon’s retirement, the Executive Employment Agreement, dated March 1, 2005, between Mr. Cannon and the Company was terminated. The Executive Employment Agreement between the Company and Mr. Cannon, filed as Exhibit 10(c)(6) to the Company’s Form 8-K dated March 4, 2005, is incorporated herein by reference.

Item 2.02     Results of Operations and Financial Condition.

On March 4, 2008, Lawson Products, Inc. issued a press release announcing its operating results for the quarter and year ended December 31, 2007. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Mr. Roger F. Cannon, the Company’s Executive Vice President, Chief Officer, Field Sales Strategy & Development, retired effective January 12, 2008.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued by Lawson Products, Inc. on March 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.
(Registrant)

Dated:	March 4, 2008	By:	/s/ Neil Jenkins
Name: Neil Jenkins
Title: Executive Vice President,
General Counsel and Secretary